Exhibit 4.1
INTERSTATE POWER AND LIGHT COMPANY
OFFICER’S CERTIFICATE
Dated as of November 19, 2021

Setting Forth Terms of a Series of Debt Securities
3.100% Senior Debentures due 2051

Pursuant to the Indenture
Dated as of August 20, 2003

OFFICER’S CERTIFICATE
The undersigned, the Vice President and Treasurer of Interstate Power and Light Company, an Iowa corporation (the “Company”), hereby certifies as provided below pursuant to Section 301 of the Indenture, dated as of August 20, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). This Officer’s Certificate, dated November 19, 2021, is delivered, pursuant to authority granted to the undersigned by the resolutions adopted on October 27, 2021 by the Board of Directors of the Company, for the purpose of creating and setting forth the terms of a series of Securities to be issued pursuant to the Indenture, and to establish the form of such Securities in accordance with Section 201 of the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.
1.The Board of Directors of the Company has authorized the creation by the Company of one or more series of Securities under the Indenture through one or more Officer’s Certificates and pursuant to such authorization and in accordance with the Indenture this Officer’s Certificate is being delivered to the Trustee to establish the terms of a series of Securities as set forth therein and herein.
2.The title of the series of Securities shall be “3.100% Senior Debentures due 2051” (herein called the “Debentures”).
3.The aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture shall be U.S. $300,000,000, except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures as provided in Sections 304, 305, 306, 406 or 1206 of the Indenture. Notwithstanding the foregoing limit on the aggregate principal amount of the Debentures, the Debentures may be reopened in accordance with Section 301 of the Indenture.
4.The Debentures shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
5.Subject to earlier redemption, the principal of the Debentures shall be payable in U.S. dollars on November 30, 2051.
6.The Debentures shall bear interest at the rate of 3.100% per annum; such interest shall accrue from November 19, 2021 (or from and including the most recent Interest Payment Date to which interest on the Debentures has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be May 30 and November 30 in each year, commencing May 30, 2022; the Regular Record Dates for the determination of Holders to whom interest is payable shall be the fifteenth calendar day before each Interest Payment Date. Interest on the Debentures shall be payable in U.S. dollars.
7.Pursuant to the Indenture, the Trustee has been appointed as the Security Registrar for the Debentures. The Trustee is hereby further appointed as the initial Paying Agent and Transfer Agent of the Debentures. The principal of and interest on the Debentures shall be payable at the office of the Paying Agent, which shall initially be located in the Borough of Manhattan, The City of New York.
8.At any time or from time to time prior to May 30, 2051 (the “Par Call Date”), the Debentures shall be redeemable at the option of the Company in whole or in part at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum, as determined by the Independent Investment Banker and delivered to the Trustee, of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Debentures matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in each case accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that installments of interest on Debentures due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Debentures who were registered Holders as of the close of business on the Regular Record Date immediately preceding such Interest Payment Date. At any time on or after the Par Call Date, the Debentures shall be redeemable at the option of the Company in whole or in part at a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

9.The terms defined below shall, for all purposes of the Debentures under the Indenture and this Officer’s Certificate, have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:
“Business Day” means any day other than Saturday, Sunday or a day on which Federal or State banking institutions in the city of the office of the Paying Agent is maintained are authorized or obligated by law, executive order or regulation to close.
“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Debentures (assuming for this purpose that the Debentures matured on the applicable Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Debentures.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.
“Reference Treasury Dealer” means (i) Goldman Sachs & Co. LLC and its successors (or a primary U.S. Government securities dealer located in the United States (a “Primary Treasury Dealer”) selected by Goldman Sachs & Co. LLC or one of its affiliates), (ii) J.P. Morgan Securities LLC and its successors (or a Primary Treasury Dealer selected by J.P. Morgan Securities LLC or one of its affiliates), (iii) MUFG Securities Americas Inc. and its successors (or a Primary Treasury Dealer selected by MUFG Securities Americas Inc. or one of its affiliates), (iv) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and its successors, and (v) one Primary Treasury Dealer selected by the Company, and such Primary Treasury Dealers’ respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
10.The Debentures shall not be subject to any sinking fund and shall not be repurchasable or redeemable at the option of a Holder.
11.The Debentures shall not be convertible into other securities of the Company or exchangeable for securities of another issuer.
12.Satisfaction and discharge under Section 701 of the Indenture shall be applicable to the Debentures; provided, however, that prior to any such satisfaction and discharge, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a revenue ruling, or (ii) since the date of execution of this Officer’s Certificate, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such satisfaction and discharge and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such satisfaction and discharge had not occurred.

13.The Debentures shall initially be issued in whole in the form of one or more global Securities. The Depository Trust Company (“DTC”), a clearing agency registered under the Securities Exchange Act of 1934, as amended, shall initially serve as the depositary for such global Security or Securities. For so long as DTC shall be the depositary, all Debentures shall be registered in its name or in the name of a nominee thereof. While the Debentures are evidenced by one or more global Securities, the depositary or its nominee, as the case may be, shall be the sole Holder thereof for all purposes under the Indenture. Neither the Company nor the Trustee shall have any responsibility or obligation to the depositary’s participants or the beneficial owners for whom they act with respect to their receipt from the depositary of payments on the Debentures or notices given under the Indenture. The global Security or Securities provided for hereunder shall bear such legend or legends as may be required from time to time by the depositary.
14.Except as herein described, Debentures in definitive form will not be issued. Notwithstanding the foregoing, in the event the Company decides to discontinue the use of global Securities, any Event of Default has occurred and is continuing or DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company shall issue individual Debentures in certificated form to owners of “book-entry” ownership interests in exchange for the Debentures held by DTC or its nominee, as the case may be. In such instance, an owner of a “book-entry” ownership interest will be entitled to physical delivery of certificates equal in principal amount to such “book-entry” ownership interest and to have such certificates registered in its name. Individual certificates so issued will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
15.Additional terms regarding the Debentures are as set forth in the form of the Debentures set forth below.
16.The form of the Debentures shall be substantially as follows:
Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
INTERSTATE POWER AND LIGHT COMPANY
3.100% SENIOR DEBENTURES DUE 2051
No. R-1    $300,000,000
CUSIP 461070 AT1
INTERSTATE POWER AND LIGHT COMPANY, a corporation duly organized and existing under the laws of the State of Iowa (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on November 30, 2051 and to pay interest on said principal sum from November 19, 2021, or from and including the most recent interest payment date to which interest has been paid or duly provided for, semi-annually, in arrears, on May 30 and November 30 of each year (each such date, an “Interest Payment Date”), commencing May 30, 2022 at the rate of 3.100% per annum to, excluding the date on which the principal hereof is paid or made available for payment. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business, on the Regular Record Date for such interest, which shall be the fifteenth calendar day before each Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not later than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debenture may be listed, or any book-entry system which may be applicable to this Debenture and upon such notice as may be required by such exchange or system, all as more fully provided in the Indenture.
Payment of the principal of and interest on any Debenture that is not a global Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register. Payment of principal of and interest on any global Debenture will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of the global Debenture for all purposes under the Indenture. Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Additional provisions of this Debenture are continued on the two pages following the execution and authentication of this Debenture and such provisions have the same effect as though fully set forth in this place.
The words “execution,” “signed,” “signature,” and words of like import in this Debenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in the Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Company Order, Opinion of Counsel, Security, certificate of authentication appearing on or attached to any Security, supplemental indenture or other certificate, opinion of counsel, instrument, agreement or other document delivered pursuant to the Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 303 or elsewhere in the Indenture to the execution, attestation or authentication of any Security or any certificate of authentication appearing on or attached to any Security by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in Section 303 or elsewhere in the Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Securities of such series.

IN WITNESS WHEREOF, INTERSTATE POWER AND LIGHT COMPANY has caused this instrument to be duly executed.
Dated: November 19, 2021
INTERSTATE POWER AND LIGHT COMPANY
By:
Name:    Barbara Tormaschy
Title:    Vice President and Treasurer
Attest:

Authorized Officer
[Signature Page to Global Debentures]

Trustee’s Certificate of Authentication
This is one of the Debentures of the series designated herein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee
By:
Name:
Title:
[Signature Page to Global Debentures]

INTERSTATE POWER AND LIGHT COMPANY
3.100% Senior Debentures due 2051
This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its “3.100% Senior Debentures due 2051” (herein called the “Debentures”), in aggregate principal amount of $300,000,000, issued under an Indenture, dated as of August 20, 2003 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., successor, as Trustee (the “Trustee”), to which Indenture and the Officer’s Certificate, dated November 19, 2021 (herein called the “Officer’s Certificate”), setting forth the terms and conditions of the Debentures, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.
At any time or from time to time prior to May 30, 2051 (the “Par Call Date”), the Debentures shall be redeemable at the option of the Company, in whole or in part, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) the sum, as determined by the Independent Investment Banker and delivered to the trustee, of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Debentures matured on the Par Call Date (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in each case accrued and unpaid interest to, but excluding, the Redemption Date. Notice of redemption will be given as provided in the Indenture to the Holder of the Debentures to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. At any time or after the Par Call Date, the Debentures shall be redeemable at the option of the Company, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest if any, to, but excluding, the Redemption Date.
If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions, provided in the Indenture.
The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.
The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected, voting as one class, to modify the Indenture in a manner affecting the rights of the Holders of the Debentures; provided that no such modification may, without the consent of the Holder of each Outstanding Debenture, (i) change the Stated Maturity of, the principal of, or any installment of principal of or interest on (except as provided in Section 312 of the Indenture), any Debenture, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property), in which the Debentures or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debenture or (ii) reduce the percentage in principal amount of the Outstanding Debentures of any series or any Tranche thereof, the consent of the Holders of which is required for any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.
No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations, including, if this Debenture is a global Debenture, the limitations set forth on the first page hereof, therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in The City of New York maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or her attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Debentures are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
All terms used in this Debenture which are defined in the Indenture, as supplemented by the Officer’s Certificate, shall have the meanings set forth therein.
THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

IN WITNESS WHEREOF, the undersigned has set her hand as of the day and year first above written.
INTERSTATE POWER AND LIGHT COMPANY
By:    /s/ Barbara Tormaschy
Name:    Barbara Tormaschy
Title:    Vice President and Treasurer

[Signature Page to Officer’s Certificate (Pursuant to the Indenture)]